UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2016, Symantec Corporation (the “Company”) and Veritas Holdings Ltd. (f/k/a Havasu Holdings Ltd.), an entity formed and controlled by an affiliate of The Carlyle Group and certain co-investors (the “Buyer”), entered into an amendment (the “Amendment”) to the Purchase Agreement dated August 11, 2015 between the Company and the Buyer (the “Agreement”) relating to the sale of the Company’s Veritas information management business (“Veritas”). Pursuant to the Amendment, the purchase price will be $7.4 billion. The Company and the Buyer also agreed to increase the amount of offshore cash remaining in Veritas from $200 million to $400 million, which will result in a net consideration to Symantec of $7 billion. This consideration will consist of $6.6 billion in cash and a $400 million equity interest in the Buyer. The parties also agreed to remove a net working capital adjustment to the purchase price.

The above description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

In connection with the debt financing for a portion of the purchase price payable for the sale by the Company of Veritas to the Buyer, Veritas US Inc. and Veritas Bermuda Ltd. (wholly-owned subsidiaries of the Buyer and the issuers of such debt financing) are disclosing the information set forth in Exhibit 99.1 to this Current Report on Form 8-K regarding certain preliminary results of operation of the Veritas information management business and related information, which is incorporated herein by reference.

The Company anticipates that it will report GAAP Revenue, Non-GAAP Operating Margin and Non-GAAP diluted EPS for the third fiscal quarter of 2016 that are above the midpoint of the guidance provided in its press release dated November 5, 2015. That guidance, and these views on anticipated results for the third quarter, exclude the operations of the Company’s Veritas information management business. These views on anticipated results for the third quarter of fiscal year 2016 are based on management’s initial review of operations for the third quarter ended January 1, 2016 and are subject to the completion of the Company’s customary quarterly closing and review procedure.

The information furnished in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 of this Current Report on Form 8-K and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward looking statements regarding the Company’s expected operating results for the third quarter of fiscal 2016 ended January 1, 2016. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from results expressed or implied herein. Such risk factors include the results of the Company’s completion of the financial closing process for the third quarter operating results and financial condition. The Company assumes no obligation, and does not intend, to update these forward-looking statements prior to reporting its third quarter results. Additional information concerning risks that could cause actual results to differ from current expectations is contained in Risk Factors, set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title or Description

2.1	Amendment, dated January 19, 2016, to Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Veritas Holdings Ltd.

99.1	Disclosure Regarding Preliminary Operating Results of Veritas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: January 19, 2016	By:	/s/ THOMAS J. SEIFERT
Thomas J. Seifert
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

2.1	Amendment, dated January 19, 2016, to Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Veritas Holdings Ltd.

99.1	Disclosure Regarding Preliminary Operating Results of Veritas.

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